Exhibit 28 (a) (16) under Form N-1A

Exhibit 3(i) under Item 601/Reg. S-K

MONEY MARKET OBLIGATIONS TRUST

Amendment No. 39

to the

Amended & Restated

DECLARATION OF TRUST

Dated October 6, 1989

THIS Declaration of Trust is amended as follows:

Strike the first paragraph of Section 5 of Article III from the Declaration of Trust and substitute in its place the following:

Section 5. Establishment and Designation of Series or Class. Without limiting the authority of the Trustees set forth in Article XII, Section 8, inter alia, to establish and designate any additional series or class or to modify the rights and preferences of any existing Series or Class, the initial series and classes shall be, and are established and designated as:

Federated Alabama Municipal Cash Trust

Federated Automated Cash Management Trust

Cash II Shares

Class R Shares

Service Shares

Federated Automated Government Cash Reserves

Service Shares

Federated Automated Government Money Trust

Federated California Municipal Cash Trust

Capital Shares

Cash II Shares

Cash Series Shares

Institutional Shares

Service Shares

Federated Capital Reserves Fund

Federated Connecticut Municipal Cash Trust

Cash Series Shares

Service Shares

Federated Florida Municipal Cash Trust

Cash II Shares

Cash Series Shares

Institutional Shares

Federated Georgia Municipal Cash Trust

Federated Government Obligations Fund

Capital Shares

Institutional Shares

Service Shares

Trust Shares

Federated Government Obligations Tax Managed Fund

Institutional Shares

Service Shares

Federated Government Reserves Fund

Federated Liberty U.S. Government Money Market Trust

Class A Shares

Class B Shares

Class C Shares

Class F Shares

Federated Massachusetts Municipal Cash Trust

Cash Series Shares

Service Shares

Federated Master Trust

Federated Michigan Municipal Cash Trust

Institutional Shares

Service Shares

Federated Minnesota Municipal Cash Trust

Cash Series Shares

Institutional Shares

Federated Money Market Management

Eagle Shares

Institutional Shares

Federated Municipal Obligations Fund

Capital Shares

Institutional Shares

Service Shares

Federated Municipal Trust

Federated New Jersey Municipal Cash Trust

Cash Series Shares

Institutional Shares

Service Shares

Federated New York Municipal Cash Trust

Cash II Shares

Cash Series Shares

Institutional Shares

Service Shares

Federated North Carolina Municipal Cash Trust

Federated Ohio Municipal Cash Trust

Cash II Shares

Institutional Shares

Service Shares

Federated Pennsylvania Municipal Cash Trust

Cash Series Shares

Institutional Shares

Service Shares

Federated Prime Cash Obligations Fund

Capital Shares

Institutional Shares

Service Shares

Federated Prime Management Obligations Fund

Capital Shares

Institutional Shares

Service Shares

Federated Prime Obligations Fund

Capital Shares

Institutional Shares

Service Shares

Trust Shares

Federated Prime Value Obligations Fund

Capital Shares

Institutional Shares

Service Shares

Federated Tax-Free Obligations Fund

Institutional Shares

Service Shares

Federated Tax-Free Trust

Federated Treasury Obligations Fund

Capital Shares

Institutional Shares

Service Shares

Trust Shares

Federated Trust for U.S. Treasury Obligations

Federated U.S. Treasury Cash Reserves

Institutional Shares

Service Shares

Federated Virginia Municipal Cash Trust

Cash Series Shares

Institutional Shares

Service Shares

Tax-Free Money Market Fund

Investment Shares

Service Shares

The undersigned, President, hereby certifies that the above-stated Amendment is a true and correct Amendment to the Declaration of Trust, as adopted by the Board of Trustees at a meeting on the 15th day of November, 2012 to become effective on December 21, 2012.

WITNESS the due execution hereof this 15th day of November, 2012.

/s/ J. Christopher Donahue

J. Christopher Donahue

President